SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 29, 2009
Date of Report
(Date of Earliest Event Reported)

Commission File No. 0-29935

CROWN EQUITY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

9663 St. Claude Avenue, Las Vegas, NV 89148
(Address of principal executive offices)(Zip code)

Company’s telephone number, including area code: (702) 448-1543

ITEM 5.01 Changes in Control of Registrant

On September 29, 2009, TaxMasters, Inc., the majority shareholder of the Company, entered into a Stock Purchase Agreement with Crown Marketing Corporation, a Nevada corporation, whereby TaxMasters transferred to Crown Marketing all of the shares that TaxMasters owned of the Company in exchange for Crown Marketing providing financial public relations to TaxMasters for a term of one year.  The transaction closed on September 29, 2009.

Other than the Share Purchase Agreement, there is no relationship between Crown Marketing or its affiliates and TaxMasters, Inc. or its affiliates.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1, 2009	CROWN EQUITY HOLDINGS INC.

/s/ Kenneth Bosket
Kenneth Bosket, CEO